                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES






                                                   THREE MONTHS ENDED SEPTEMBER 30
                                                          1996              1995
                                                          ------            ----
Per common share and common share equivalents:
  Outstanding shares - beginning of period                 8,802            8,706
  Weighted average of:
    Exercise of stock options                                 33                3
    Net effect of dilutions based on treasury
      stock method using average market price                179
                                                          ------           ------
TOTAL SHARES                                               9,014            8,709
                                                          ======           ======
Net earnings (loss)                                        $ 607           $ (649)
                                                          ======           ======
Net earnings (loss) per share                              $ .07           $ (.07)
                                                          ======           ======
Per common share assuming full dilution:
  Outstanding shares - beginning of period                 8,802            8,706
  Weighted average of:
     Exercise of stock options                                33                3
     Net effect of dilutive stock options based on
     treasury stock method using quarter-end market
     price if higher than average market price               179
                                                          ------           ------
TOTAL SHARES                                               9,014            8,709
                                                          ======           ======
Net earnings (loss)                                        $ 607           $ (649)
                                                          ======           ======
Net earnings (loss) per share                              $ .07           $ (.07)
                                                          ======           ======

                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES






                                                 NINE MONTHS ENDED SEPTEMBER 30
                                                        1996            1995
                                                --------------------------------
Per common share and common share equivalents:
Total shares for quarter ended:

March 31                                                  8,995           8,649

June 30                                                   9,081           8,697

September 30                                              9,014           8,709
                                                        -------         -------
                                                         22,090          26,055
                                                        =======         =======
Weighted average number of shares of common
stock and common stock equivalents where
applicable                                                9,030           8,685
                                                        =======         =======

Net earnings (loss)                                     $ 1,821         $(2,796)
                                                        =======         =======
Net earnings (loss) per share                           $   .20         $  (.32)
                                                        =======         =======
Per common share and common share equivalents
assuming full dilution:

Total shares for quarter ended:

March 31                                                  9,020           8,649

June 30                                                   9,085           8,697

September 30                                              9,014           8,709
                                                        -------         -------
                                                         27,119          26,055
                                                        =======         =======
Weighted average number of shares of common
stock and common stock equivalents where
applicable                                                9,040           8,685
                                                        =======         =======

Net earnings (loss)                                     $ 1,821         $(2,796)
                                                        =======         =======
Net earnings (loss) per share                           $   .20         $  (.32)
                                                        =======         =======

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